Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made effective as of January 1, 2022 (the “Amendment Effective Date”), by and between Aptinyx, Inc. (the “Company”), and Norbert G. Riedel, PhD (the “Executive”).

WITNESSETH

WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement effective as of the closing of the Company’s first underwritten public offering of its equity securities pursuant to an effective registration statement under the Securities Act of 1933 (the “Employment Agreement”);

WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement to reflect Executive’s transition into the Company’s Executive Chairman role;

WHEREAS, the Executive is entering into this Amendment in consideration and as a condition of his continued employment;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Section 2 of the Employment Agreement (“Duties”) is hereby amended and restated in its entirety to read as follows:

The Executive will serve as Executive Chairman and will have such powers and duties as may from time to time be prescribed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company (the “Board”). The Executive shall devote his full working time and efforts to the business and affairs of the Company and not engage in any other business activities without prior written approval by the Board. Notwithstanding the foregoing, the Executive may engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive’s performance of his duties to the Company.

2.            Section 3(a) of the Employment Agreement (“Base Salary”) is hereby amended by deleting the number “$439,212.00” and replacing it with “$315,900.00”.

3.            Section 3(b) of the Employment Agreement (“Incentive Bonus”) is hereby amended by deleting the percentage “40%” and replacing it with “50%”.

4.            The Executive and the Company agree and hereby acknowledge that neither the Company’s tendering of this Amendment nor any aspect of this Amendment taking effect shall constitute an occurrence constituting Good Reason as defined in Section 4 of the Employment Agreement.

5.            All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

6.            This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Amendment may be conveyed by facsimile or other electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or other electronic transmission; provided, that failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

THE COMPANY

APTINYX, INC.

/s/ Ashish Khanna
By:	Ashish Khanna
Its:	Chief Financial Officer and Chief Business Officer

THE EXECUTIVE

/s/ Norbert G. Riedel, PhD
Norbert G. Riedel, PhD